AMENDMENT #2 TO

AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of the             day of March, 2013, is by and among SYMETRA LIFE INSURANCE COMPANY (the “Company”), a Washington life insurance company, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENTS VIT FUNDS (individually, a “Fund”), each a Massachusetts business trust created under a Declaration of Trust, as amended, DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS Scudder Distributors, Inc.) (the “Underwriter”), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Adviser”).

WHEREAS, the parties have entered into an Amended and Restated Participation Agreement dated May 1, 2008 (the “Agreement”); and

WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

COMPANY:	SYMETRA LIFE INSURANCE COMPANY

By:

	Name:	Daniel R. Guilbert

	Title:	Executive Vice President

FUND:	DWS VARIABLE SERIES I

By:

Name:

Title:

DWS VARIABLE SERIES II

By:

Name:

Title:

DWS INVESTMENTS VIT FUNDS

By:

Name:

Title:

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UNDERWRITER:	DWS INVESTMENTS DISTRIBUTORS, INC.

By:
Name:
Title:

By:
Name:
Title:

ADVISER:	DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE B

DESIGNATED PORTFOLIOS

AND CLASSES THEREOF

Designated Portfolios.		Share Class

A.	DWS Variable Series I
	DWS Capital Growth VIP	Class B
	DWS Global Small Cap Growth VIP	Class B
	DWS International VIP	Class A
	DWS International VIP	Class B

B.	DWS Variable Series II
	DWS Global Income Builder VIP	Class A
	DWS Global Thematic VIP	Class B
	DWS Money Market VIP	Class A
	DWS Dreman Small Mid Cap Value VIP	Class B
	DWS Alternative Asset Allocation VIP	Class A
	DWS Alternative Asset Allocation VIP	Class B

C.	DWS Investments VIT Funds
	DWS Small Cap Index VIP	Class A

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